Exhibit 99.1

Bruker Reports Second Quarter 2018 Financial Results

BILLERICA, Mass. — August 2, 2018 — Bruker Corporation (NASDAQ: BRKR) today announced financial results for its second quarter and six months ended June 30, 2018.

Bruker’s revenues for the second quarter of 2018 were $443.7 million, an increase of 6.9% compared to the second quarter of 2017. In the second quarter of 2018, Bruker’s year-over-year organic revenue growth was 2.9%. Favorable foreign currency translation contributed 3.3% to revenue growth, while growth from acquisitions was 0.7%.

Second quarter 2018 Bruker Scientific Instruments (BSI) segment revenues of $402.4 million increased 11.0%, compared to the second quarter of 2017, including organic growth of 7.1%. Second quarter 2018 BEST segment revenues of $42.7 million declined 20.9%, compared to the second quarter of 2017, including an organic decline, net of intercompany eliminations, of 25.6%.

Second quarter 2018 GAAP operating income was $48.8 million, compared to $35.3 million in the second quarter of 2017. Non-GAAP operating income was $58.9 million, compared to $53.5 million in the second quarter of 2017. On a non-GAAP basis, Bruker’s second quarter 2018 operating margin of 13.3% increased 40 basis points, compared to 12.9% in the second quarter of 2017, as operational improvements were offset to a significant extent by a strong unfavorable impact from changes in foreign currency rates.

Second quarter 2018 GAAP diluted earnings per share (EPS) were $0.20, compared to $0.15 in the second quarter of 2017. Second quarter 2018 non-GAAP diluted EPS were $0.25, compared to $0.23 in the second quarter of 2017.

For the first six months of 2018, Bruker’s revenues increased 9.5% to $875.4 million, from $799.8 million in the first six months of 2017. In the first six months of 2018, Bruker’s year-over-year organic revenue growth was 3.4%. Favorable foreign currency translation contributed 5.5% to revenue growth, while growth from acquisitions was 0.6%.

In the first six months of 2018, BSI segment revenues of $789.4 million increased 11.4%, compared to the first six months of 2017, including organic growth of 5.5%. BEST segment revenues in the first six months of 2018 of $88.3 million declined 6.2% compared to the first six months of 2017, including an organic decline, net of intercompany eliminations, of 12.6%.

In the first six months of 2018, GAAP operating income was $86.9 million, compared to $72.9 million in the first six months of 2017. Non-GAAP operating income was $111.8 million, compared to $102.7 million in the first six months of 2017. On a non-GAAP basis, Bruker’s operating margin in the first six months of 2018 was 12.8%, unchanged from the first six months of 2017, as healthy year-over-year operational margin improvements were offset primarily by a strong unfavorable impact from changes in foreign currency rates.

In the first six months of 2018, GAAP EPS were $0.37, compared to $0.28 in the first six months of 2017. Non-GAAP EPS for the first six months of 2018 were $0.49, an increase of 19.5% over $0.41 in the first six months of 2017.

A reconciliation of non-GAAP to GAAP financial measures is provided in the tables accompanying this press release.

Frank Laukien, President and CEO of Bruker, commented: “Bruker had a solid second quarter with good 7% organic revenue growth in our core Scientific Instruments segment, and an expected decline in BEST revenue.

For the first half, our non-GAAP operating margin expanded over 100 basis points on a constant currency basis, and our non-GAAP EPS has increased about 20% year-over-year.  Given our year-to-date results and favorable bookings trends, we remain confident in our ability to deliver on our financial guidance for the full year 2018.”

He continued: “In the second quarter, we have introduced compelling new products in areas with high growth potential, including our scimaX magnetic resonance mass spectrometer for metabolomics, new ultra-high sensitivity and high-throughput workflows for our timsTOF Pro for proteomics, and our novel CE-IVD marked “Bologna workflow” for the fast and cost-effective identification of bloodstream infections and selected antibiotic resistance mechanisms. We remain focused on our dual strategy of portfolio transformation and operational excellence, and we are optimistic about our Project Accelerate high-growth, high-margin initiatives.”

Fiscal Year (FY) 2018 Financial Outlook

For FY 2018, the Company now expects revenue growth of approximately 6.5%, including the following updates to prior guidance:

•                  organic revenue growth of approximately 3.5%, an increase of 50 basis points (bps);

•                  growth from acquisitions of approximately 1%, an increase of 100 bps; and

•                  a foreign currency revenue tailwind of approximately 2%, a decrease of 200 bps.

The Company continues to expect an increase in FY 2018 non-GAAP operating margin ranging from 50 bps to 80 bps year-over-year, including an estimated 70 bps headwind from foreign currency translation. Bruker also continues to expect non-GAAP EPS between $1.34 and $1.38 for FY 2018, an 11% to 14% increase compared to FY 2017.

For the Company’s outlook for FY 2018 non-GAAP operating margin and non-GAAP EPS, we are not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a description of items excluded from our expected non-GAAP operating margin and non-GAAP EPS.

Quarterly Earnings Call

Bruker will host a conference call and webcast to discuss its financial results, business outlook, and related corporate and financial matters today at 4:30 p.m. Eastern Daylight Time. To listen to the webcast, investors can go to https://ir.bruker.com and click on the “Events & Presentations” hyperlink.  A slide presentation that will be referenced during the webcast will be posted to the Company’s website shortly before the webcast begins.  Investors can also listen to the earnings webcast via telephone by dialing 1-888-437-2685 (US toll free) or +1-412-317-6702 (international), and referencing “Bruker’s Second Quarter 2018 Earnings Conference Call”.  A telephone replay of the conference call will be available by dialing 1-877-344-7529 (US toll free) or +1-412-317-0088 (international) and entering conference number: 10122699. The replay will be available beginning one hour after the end of the conference through September 2, 2018.

About Bruker Corporation

Bruker is enabling scientists to make breakthrough discoveries and develop new applications that improve the quality of human life. Bruker’s high-performance scientific instruments and high-value analytical and diagnostic solutions enable scientists to explore life and materials at molecular, cellular and microscopic levels. In close cooperation with our customers, Bruker is enabling innovation, improved productivity and customer success in life science molecular research, in applied and pharma applications, in microscopy and nanoanalysis, and in industrial applications, as well as in cell biology, preclinical imaging, clinical phenomics and proteomics research and clinical microbiology. For more information, please visit: www.bruker.com.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (GAAP), we use the following non-GAAP financial measures in this press release and in the earnings webcast: non-GAAP gross profit; non-GAAP gross profit margin; non-GAAP operating income; non-GAAP operating margin; non-GAAP profit before tax; non-GAAP tax rate; non-GAAP net income and non-GAAP earnings per share. These non-GAAP measures exclude costs related to restructuring actions, acquisition and related integration expenses, amortization of acquired intangible assets and other non-operational costs.

We also refer to organic revenue growth and free cash flow in this press release and in the earnings webcast, which are also non-GAAP financial measures. We define the term organic revenue as GAAP revenue excluding the effect of changes in foreign currency translation rates and the effect of acquisitions and divestitures, and believe it is a useful measure to evaluate our continuing business. We define free cash flow as net cash provided by operating activities less additions to property, plant, and equipment. We believe free cash flow is a useful measure to evaluate our business because it indicates the amount of cash generated after additions to property, plant, and equipment that is available for, among other things, acquisitions, investments in our business, repayment of debt and return of capital to shareholders.

The presentation of these non-GAAP financial measures is not intended to be a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP and may be different from non-GAAP financial measures used by other companies, and therefore, may not be comparable among companies.  We believe these non-GAAP financial measures provide meaningful supplemental information regarding our performance. Specifically, management believes that the non-GAAP measures mentioned above provide relevant and useful information which is widely used by analysts, investors and competitors in our industry, as well as by our management, in assessing both consolidated and business unit performance.

We use these non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes this provides a more comparable measure of our continuing business by adjusting for certain items that are not reflective of the underlying performance of our business. These measures may also be useful to investors in evaluating the underlying operating performance of our business and forecasting future results.  We regularly use these non-GAAP financial measures internally to understand, manage, and evaluate our business results and make operating decisions.  We also measure our employees and compensate them, in part, based on such non-GAAP measures and use this information for our planning and forecasting activities.

Additional information relating to these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures is provided in the tables accompanying this press release following our GAAP financial statements and in our slide presentation, which is available through the “Bruker Earnings Release” hyperlink on Bruker’s Investor Relations web site ir.bruker.com.

With respect to the Company’s outlook for 2018 non-GAAP operating margin, non-GAAP EPS and non-GAAP tax rate, we are not providing the most directly comparable GAAP financial measures or corresponding reconciliations to such GAAP financial measures on a forward-looking basis, because we are unable to predict with reasonable certainty certain items that may affect such measures calculated and presented in accordance with GAAP without unreasonable effort. Our expected non-GAAP operating margin, tax rate and EPS ranges exclude primarily the future impact of restructuring actions, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments. These reconciling items are uncertain, depend on various factors outside our management’s control and could significantly impact, either individually or in the aggregate, our future period operating margins, EPS and tax rate calculated and presented in accordance with GAAP.

Forward Looking Statements

Any statements contained in this press release which do not describe historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to risks and uncertainties that could cause actual results to differ materially from those indicated, including, but not limited to, risks and uncertainties relating to adverse changes in conditions in the global economy and volatility in the capital markets, the integration of businesses we have acquired or may acquire in the future, fluctuations in foreign currency exchange rates, our ability to successfully implement our restructuring initiatives, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners, key suppliers and contract manufacturers, capital spending and government funding policies, changes in governmental regulations, the use and protection of intellectual property rights, litigation, and other risk factors discussed from time to time in our filings with the Securities and Exchange Commission, or SEC. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended

December 31, 2017 and subsequently filed Quarterly Reports on Form 10-Q. We expressly disclaim any intent or obligation to update these forward-looking statements other than as required by law.

-tables follow-

Contacts:

Miroslava Minkova

Director, Investor Relations & Corporate Development

Bruker Corporation

T: +1 (978) 663 — 3660, ext. 1479

E: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	June 30,	December 31,
(in millions)	2018	2017

ASSETS

Current assets:
Cash and cash equivalents	$258.7	$325.0
Short-term investments	—	114.2
Accounts receivable, net	278.8	319.3
Inventories	509.4	486.2
Other current assets	135.1	114.1
Total current assets	1,182.0	1,358.8

Property, plant and equipment, net	259.2	266.5
Intangibles, net and other long-term assets	364.8	323.2

Total assets	$1,806.0	$1,948.5

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$15.0	$—
Accounts payable	104.6	90.8
Customer advances	109.6	111.7
Other current liabilities	302.3	322.0
Total current liabilities	531.5	524.5

Long-term debt	205.6	415.6
Other long-term liabilities	283.6	274.9

Total shareholders’ equity	785.3	733.5

Total liabilities and shareholders’ equity	$1,806.0	$1,948.5

FOR FURTHER INFORMATION:	Miroslava Minkova
Director, Investor Relations & Corporate Development
Tel: +1 (978) 663-3660, ext. 1479
Email: miroslava.minkova@bruker.com

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2018	2017 (1)	2018	2017 (1)

Revenues	$443.7	$414.9	$875.4	$799.8
Cost of revenues	238.5	230.4	470.8	438.9

Gross profit	205.2	184.5	404.6	360.9

Operating expenses:
Selling, general and administrative	110.6	102.5	220.9	200.6
Research and development	43.6	40.3	86.8	77.9
Other charges, net	2.2	6.4	10.0	9.5
Total operating expenses	156.4	149.2	317.7	288.0

Operating income	48.8	35.3	86.9	72.9

Interest and other income (expense), net	(5.5)	(5.1)	(7.8)	(11.1)

Income before income taxes and noncontrolling interest in consolidated subsidiaries	43.3	30.2	79.1	61.8
Income tax provision	11.8	6.2	20.2	16.1

Consolidated net income (loss)	31.5	24.0	58.9	45.7
Net income attributable to noncontrolling interests in consolidated subsidiaries	0.3	0.6	0.7	0.7
Net income (loss) attributable to Bruker Corporation	$31.2	$23.4	$58.2	$45.0

Net income (loss) per common share attributable to Bruker Corporation shareholders:
Basic	$0.20	$0.15	$0.37	$0.28
Diluted	$0.20	$0.15	$0.37	$0.28

Weighted average common shares outstanding:
Basic	156.1	159.5	156.0	159.6
Diluted	157.0	160.4	157.0	160.4

(1) The Company adopted Accounting Standards Update (ASU) 2017-07 as of January 1, 2018 under the retrospective approach.  Accordingly, the 2017 income statement accounts have been restated to reflect ASU 2017-07.

Bruker Corporation

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2018	2017	2018	2017
Cash flows from operating activities:
Consolidated net income (loss)	$31.5	$24.0	$58.9	$45.7
Adjustments to reconcile consolidated net income to cash flows from operating activities:
Depreciation and amortization	16.6	16.0	32.4	31.1
Stock-based compensation expense	2.4	2.7	4.9	5.3
Deferred income taxes	(0.3)	(2.6)	(7.4)	(2.2)
Other non-cash expenses, net	6.6	(2.3)	24.8	1.8
Changes in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	26.6	(8.7)	36.6	16.9
Inventories	(12.8)	(5.5)	(44.8)	(36.6)
Accounts payable and accrued expenses	0.1	(21.7)	(13.6)	(24.4)
Income taxes payable, net	(12.4)	(1.2)	(15.7)	(7.6)
Deferred revenue	3.8	2.4	9.7	3.3
Customer advances	(18.1)	(17.5)	(0.3)	(20.6)
Other changes in operating assets and liabilities, net	(7.9)	(2.8)	(5.6)	2.7
Net cash provided by (used in) operating activities	36.1	(17.2)	79.9	15.4

Cash flows from investing activities:
Purchases of short-term investments	—	(33.2)	—	(118.5)
Maturities of short-term investments	—	10.7	117.0	69.4
Cash paid for acquisitions, net of cash acquired	(37.2)	(18.9)	(37.6)	(58.7)
Purchases of property, plant and equipment	(9.0)	(9.6)	(17.5)	(21.1)
Proceeds from sales of property, plant and equipment	0.1	0.3	0.1	6.9
Net cash (used in) provided by investing activities	(46.1)	(50.7)	62.0	(122.0)

Cash flows from financing activities:
Proceeds from revolving lines of credit	7.5	46.0	7.5	79.0
Repayment of revolving lines of credit	(7.5)	—	(202.5)	(40.0)
Repayment of note purchase agreement	—	—	—	(20.0)
Repayment of other debt, net	(0.7)	(0.2)	(0.8)	(0.3)
Proceeds from issuance of common stock, net	4.4	8.0	7.0	9.2
Repurchase of common stock	—	(41.7)	—	(41.7)
Payment of dividends	(6.2)	(6.4)	(12.5)	(12.8)
Payment of contingent consideration	(2.3)	(3.5)	(2.3)	(3.5)
Cash payments to noncontrolling interest	—	(0.5)	—	(0.5)
Net cash (used in) provided by financing activities	(4.8)	1.7	(203.6)	(30.6)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10.5)	6.9	(4.7)	12.7
Net change in cash, cash equivalents and restricted cash	(25.3)	(59.3)	(66.4)	(124.5)
Cash, cash equivalents and restricted cash at beginning of period	287.8	280.7	328.9	345.9
Cash, cash equivalents and restricted cash at end of period	$262.5	$221.4	$262.5	$221.4

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2018	2017 (1)	2018	2017 (1)
Reconciliation of Non-GAAP Operating Income, Non-GAAP Profit Before Tax, Non-GAAP Net Income, and Non-GAAP EPS
GAAP Operating Income	$48.8	$35.3	$86.9	$72.9
Non-GAAP Adjustments:
Restructuring Costs	0.7	3.8	4.2	3.9
Acquisition-Related Costs	0.1	5.9	1.1	8.7
Purchased Intangible Amortization	7.8	7.5	14.6	14.4
Other Costs	1.5	1.0	5.0	2.8
Total Non-GAAP Adjustments:	$10.1	$18.2	$24.9	$29.8

Non-GAAP Operating Income	$58.9	$53.5	$111.8	$102.7
Non-GAAP Operating Margin	13.3%	12.9%	12.8%	12.8%

Non-GAAP Interest & Other Expense, net	(5.5)	(5.1)	(7.8)	(11.1)
Non-GAAP Profit Before Tax	53.4	48.4	104.0	91.6

Non-GAAP Income Tax Provision	(14.4)	(11.7)	(26.4)	(24.9)
Non-GAAP Tax Rate	27.0%	24.2%	25.4%	27.2%

Minority Interest	(0.3)	(0.6)	(0.7)	(0.7)

Non-GAAP Net Income Attributable to Bruker	38.7	36.1	76.9	66.0

Weighted Average Shares Outstanding (Diluted)	157.0	160.4	157.0	160.4

Non-GAAP Earnings Per Share	$0.25	$0.23	$0.49	$0.41

Reconciliation of GAAP and Non-GAAP Gross Profit
GAAP Gross Profit	$205.2	$184.5	$404.6	$360.9
Non-GAAP Adjustments:
Restructuring Costs	0.1	1.4	0.3	—
Acquisition-Related Costs	—	2.9	—	5.4
Purchased Intangible Amortization	6.1	5.6	11.5	11.0
Other Costs	—	—	—	0.5
Total Non-GAAP Adjustments:	6.2	9.9	11.8	16.9
Non-GAAP Gross Profit	$211.4	$194.4	$416.4	$377.8
Non-GAAP Gross Margin	47.6%	46.9%	47.6%	47.2%

Reconciliation of GAAP and Non-GAAP Tax Rate
GAAP Tax Rate	27.3%	20.5%	25.5%	26.1%
Non-GAAP Adjustments:
Tax Impact of Non-GAAP Adjustments	-0.3%	1.8%	-0.4%	1.2%
Tax Authority Settlements	0.0%	0.3%	0.0%	0.3%
Other Discrete Items	0.0%	1.6%	0.3%	-0.4%
Total Non-GAAP Adjustments:	-0.3%	3.7%	-0.1%	1.1%
Non-GAAP Tax Rate	27.0%	24.2%	25.4%	27.2%

Reconciliation of GAAP and Non-GAAP Earnings Per Share (Diluted)
GAAP Earnings Per Share (Diluted)	$0.20	$0.15	$0.37	$0.28
Non-GAAP Adjustments:
Restructuring Costs	0.01	0.02	0.03	0.02
Acquisition-Related Costs	0.00	0.04	0.01	0.06
Purchased Intangible Amortization	0.05	0.05	0.09	0.09
Other Costs	0.01	0.01	0.03	0.02
Income Tax Rate Differential	(0.02)	(0.04)	(0.04)	(0.06)
Total Non-GAAP Adjustments:	0.05	0.08	0.12	0.13
Non-GAAP Earnings Per Share (Diluted)	$0.25	$0.23	$0.49	$0.41

Bruker Corporation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts)	2018	2017 (1)	2018	2017 (1)
Reconciliation of GAAP Operating Cash Flow and Non-GAAP Free Cash Flow
GAAP Operating Cash Flow	$36.1	$(17.2)	$79.9	$15.4
Non-GAAP Adjustments:
Purchases of property, plant and equipment	(9.0)	(9.6)	(17.5)	(21.1)
Non-GAAP Free Cash Flow	$27.1	$(26.8)	$62.4	$(5.7)

Reconciliation of Impact of Adoption of ASU 2017-07 (1)
Cost of revenues	(0.8)	(1.1)	(0.8)	(1.1)
Selling, general and administrative	(0.2)	(0.3)	(0.2)	(0.3)
Research and development	(0.3)	(0.4)	(0.3)	(0.4)
Interest and other income (expense), net	1.3	1.8	1.3	1.8
Net Impact to Net Income and Earnings per Share:	—	—	—	—

(1) The Company adopted Accounting Standards Update (ASU) 2017-07 as of January 1, 2018 under the retrospective approach.  Accordingly, the 2017 income statement accounts have been restated to reflect ASU 2017-07.

Bruker Corporation

REVENUE (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions)	2018	2017	2018	2017
Revenue by Group:
Bruker BioSpin	$139.9	$129.2	$271.7	$254.4
Bruker CALID	128.0	114.9	259.3	225.4
Bruker Nano	134.5	118.4	258.4	229.1
BEST	42.7	54.0	88.3	94.1
Eliminations	(1.4)	(1.6)	(2.3)	(3.2)
Total Revenue	$443.7	$414.9	$875.4	$799.8

Revenue by End Customer Geography:
United States	$108.4	$108.0	$213.2	$204.1
Europe	160.8	143.5	322.2	273.5
Asia Pacific	135.5	119.3	262.4	244.9
Other	39.0	44.1	77.6	77.3
Total Revenue	$443.7	$414.9	$875.4	$799.8

	Total Bruker
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$414.9	$371.7	$799.8	$747.1
Non-GAAP Adjustments:
Acquisitions and divestitures	2.8	21.6	4.8	41.3
Currency	13.9	(6.8)	43.4	(14.1)
Organic	12.1	28.4	27.4	25.5
Total Non-GAAP Adjustments:	28.8	43.2	75.6	52.7
Non-GAAP Revenue	$443.7	$414.9	$875.4	$799.8
Organic Revenue Growth	2.9%	7.6%	3.4%	3.4%

	BSI Segment
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$362.5	$345.7	$708.9	$696.1
Non-GAAP Adjustments:
Acquisitions and divestitures	2.8	7.5	4.8	13.9
Currency	11.5	(5.8)	36.8	(11.9)
Organic	25.6	15.1	38.9	10.8
Total Non-GAAP Adjustments:	39.9	16.8	80.5	12.8
Non-GAAP Revenue	$402.4	$362.5	$789.4	$708.9
Organic Revenue Growth	7.1%	4.4%	5.5%	1.6%

	BEST Segment, net of Intercompany Eliminations
Reconciliation of GAAP Reported Revenue Growth to Organic Revenue Growth
GAAP Revenue as of Prior Comparable Period	$52.4	$26.0	$90.9	$51.0
Non-GAAP Adjustments:
Acquisitions and divestitures	—	14.1	—	27.4
Currency	2.4	(1.0)	6.6	(2.1)
Organic	(13.5)	13.3	(11.5)	14.6
Total Non-GAAP Adjustments:	(11.1)	26.4	(4.9)	39.9
Non-GAAP Revenue	$41.3	$52.4	$86.0	$90.9
Organic Revenue Growth	-25.6%	51.3%	-12.6%	28.7%

The Company adopted Accounting Standards Codification (ASC) 606 as of January 1, 2018 under the modified retrospective approach.  Accordingly, the 2017 revenue amounts have not been restated to reflect ASC 606 and are presented for informational purposes only.